SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 25, 2014

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Civeo Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-36246 (Commission File Number)	46-3831207 (I.R.S. Employer Identification No.)

Three Allen Center 333 Clay Street, Suite 4980 Houston, Texas 77002 (Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (713) 510-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2014, the Board of Directors of Civeo Corporation approved the expansion of the board from eight to nine members and the appointment of C. Ronald Blankenship to fill the newly created directorship and to serve as a Class I director. Mr. Blankenship has not yet been appointed to any standing committees of the board. Civeo will file an amendment to this current report on Form 8-K to disclose any such initial appointment after it is made.

Mr. Blankenship, age 64, served as the President and Chief Executive Officer of Verde Realty from January 2009 and as its Chairman and Chief Executive Officer from January 2012 to December 2012 when Verde Realty merged with Brookfield Asset Management. Upon completion of the merger, Mr. Blankenship continued as the Chief Executive Officer of Verde Realty until August 2013. Prior to 2009, he served as Co-Chairman of Verde Group beginning in 2003. From 1998 until 2003, he was Vice Chairman of Security Capital Group Incorporated which was sold to GE Capital Corporation in 2002. He was Chief Operating Officer of Security Capital from 1998 to 2002 and Managing Director from 1991 until 1998. Prior to 1997, he was the Chief Executive Officer of Archstone Communities Trust. Mr. Blankenship was formerly a trustee of Prologis Trust and was formerly a director of Archstone Communities Trust, BelmontCorp, InterPark Holdings Incorporated, Storage USA, Inc., CarrAmerica Realty Corporation and Macquarie Capital Partners, LLC. He also served as Interim Chairman, Chief Executive Officer and director of Homestead Village Incorporated from 1999 until 2001. Mr. Blankenship currently serves on the boards of Regency Centers Corp., Pacolet Milliken Enterprises, Inc., a private investment company, and Carefree Communities, a Centerbridge investee. Mr. Blankenship is a certified public accountant and a graduate of the University of Texas.

Upon his appointment, Mr. Blankenship was granted restricted stock awards of Civeo common stock valued at $125,000, which was equal to 4,926 shares based on the closing trading price of Civeo common stock on the trading day immediately before the date of his appointment. Mr. Blankenship will be compensated for his service on the board under Civeo’s standard arrangement for newly elected directors and non-employee directors described in its registration statement on Form 10 filed with the Securities and Exchange Commission and declared effective on May 8, 2014. Mr. Blankenship has entered into Civeo’s standard form of director indemnification agreement as modified on July 25, 2014 as described below.

Civeo is not aware of any arrangements or understandings between Mr. Blankenship and any other person pursuant to which he was selected as a director. Civeo is not aware of any transaction in which Mr. Blankenship has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On July 25, 2014, the Board of Directors of Civeo Corporation approved a modification to Civeo’s form of indemnification agreement that, among other things, requires the company to use its commercially reasonable efforts to maintain policies of directors and officers liability insurance on terms with respect to coverage and amount no less favorable in any material respect than those of the directors and officers liability insurance for the directors of the Company in effect on the date of such amendment. Civeo is entering into the new form indemnification agreement with each current member of Civeo’s Board of Directors and its senior officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2014

CIVEO CORPORATION

By:	/s/ Frank C. Steininger
Name:	Frank C. Steininger
Title:	Senior Vice President, Chief Financial Officer and Treasurer